SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------


                                November 24, 1999

                Date of Report (Date of earliest event reported)


                                  BESICORP LTD.
             (Exact name of registrant as specified in its charter)


 New York                          000-25209                  14-1809375
(State or other                   (Commission              (I.R.S. Employer
jurisdiction of                    File Number)            Identification No.)
Incorporation)

1151 Flatbush Road, Kingston, New York                  12401
(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (914) 336-7700

Item 5.  Other Events

                  Besicorp  Ltd.  (the  "Company"),   Besicorp  Holdings,  Ltd.,
("Parent"), and Besi Acquisition Corp. ("Merger Sub" and together with Parent, the "Buyer"), a wholly owned subsidiary of Parent, entered into an Amended and Restated Agreement and Plan of Merger dated as of November 24, 1999 (the "Plan of Merger"), that provides that Merger Sub will be merged with and into the Company, with Besicorp being the surviving corporation and wholly owned by Parent (the "Merger"). If the Merger is effectuated, Besicorp's shareholders at the time of such effectuation (other than Buyer) will be entitled to receive for each share of the Company's common stock (i) approximately $58.83 in cash and
(ii) additional cash distributions during the next several years in the event the surviving corporation receives certain monies during such period. No assurances can be made that any such monies will be received during such period. Effectuation of the Merger is subject to the satisfaction of numerous conditions, including the adoption of the Plan of Merger by the Company's shareholders. No assurance can be given that such transactions will be effectuated.

         On December 14, 1999, the Termination Date by which time the Merger is required to be effectuated was extended to 11:59 p.m. on March 1, 2000.


Item 7.           Financial Statements and Exhibits


     (c) Exhibits

           2.1 Amended and Restated Agreement and Plan of Merger dated as of November 24, 1999 (the "Plan of Merger") by and between Besicorp Ltd., Besicorp Holdings, Ltd., and Besi Acquisition Corp.

                                                         SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                  BESICORP LTD.



                                /s/ Michael F. Zinn
                                    ----------------
                                    Michael F. Zinn
                                    President and Chief Executive Officer,
                                    Chairman of the Board
                                    (Principal Executive Officer)



Dated: December 14, 1999
       Kingston, New York